Exhibit 99.1
                        PRESS RELEASE DATED JULY 23, 2004




                                    For Immediate Release

                                    Media Contact:       Investor Contact:
                                    Cathy Love           John Winn
                                    (803) 217-7777       (803) 217-9240
                                    clove@scana.com      jwinn@scana.com

             SCANA Reports Financial Results for Second Quarter 2004

Columbia, SC, July 23, 2004...SCANA Corporation (NYSE: SCG) reported earnings for the three months ended June 30, 2004 of $60 million, or 54 cents per share, compared to $74 million, or 67 cents per share for the second quarter of 2003. Excluding from the 2003 results a net after-tax gain of $32 million, or 29 cents per share (related to the monetization and valuation of the Company's telecommunications assets), GAAP-adjusted net earnings from operations for the second quarter of 2003 were $42 million, or 38 cents per share.

SCANA's reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA's management believes that, in addition to reported earnings under GAAP, the GAAP-adjusted net earnings per share from operations provides a meaningful representation of the Company's fundamental earnings power and can aid in analysis of period-over-period financial performance. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months and six months ended June 30, 2004 and 2003 is provided in the following table:

                                                       3 Months Ended June 30,     6 Months Ended June 30,
                                                       2004             2003         2004             2003
                                                       ----             ----         ----             ----


Reported (GAAP) Earnings per Share                     $.54             $.67         $1.45           $1.42

Add:
  Impairment Charge on Knology Investment                 -              .04             -             .04

Deduct:
  Gain on Sale of ITC Holding Company Investment          -             (.33)            -            (.33)

GAAP-Adjusted Net Earnings per Share From Operations    $.54            $.38         $1.45            $1.13


"The improvement in second quarter GAAP-adjusted net earnings per share from operations was due largely to higher sales of electricity driven by weather that was significantly warmer than normal," said Kevin Marsh, senior vice president and chief financial officer. "By comparison, temperatures in the second quarter of 2003 averaged well below normal. The more favorable weather contributed 10 cents per share to our electric margin for the quarter, while higher off-system sales of electricity and customer growth contributed 5 cents per share and 4 cents per share, respectively. These positive factors offset increases in operating and maintenance expenses, depreciation expense and property taxes."


Marsh noted that the Company's second quarter results included expenses associated with the Company's new 875 megawatt Jasper Electric Generating Station, which began commercial operation on May 1, 2004. For the two months the Jasper Station was in operation, it increased operating and maintenance expenses and depreciation expense by about 2 cents per share, net of income taxes.

The weather across the Company's electric service area during the second quarter, as measured by cooling degree days, was 30 percent warmer than the same quarter last year and about 18 percent warmer than normal. The warmer temperatures, combined with a 2.4 percent increase in customers, resulted in an
8.4 percent increase in retail kilowatt-hour sales of electricity compared to the same quarter in 2003. Residential sales were up 14 percent, commercial sales increased 7.1 percent, and sales to industrial customers rose 4.0 percent. Wholesale, or off-system sales, were up 65 percent, principally reflecting sales under long-term contracts that began in January 2004. Total kilowatt-hour sales of electricity in the second quarter were up about 13 percent compared to the second quarter of 2003.

Reported earnings for the first six months of 2004 were $161 million, or $1.45 per share, compared to $158 million, or $1.42 per share, for the same period in 2003. Excluding from 2003 results the net after-tax gain of $32 million, or 29 cents per share (related to the monetization and valuation of telecommunications assets), GAAP-adjusted net earnings from operations for the first six months of 2003 were $126 million, or $1.13 per share.

"Given our performance through the first six months of 2004, we remain comfortable with our full-year earnings guidance of $2.55 to $2.75 per share," said Marsh. "Financial results for the second half of the year will be impacted by the weather, economic conditions, and the additional expenses associated with the Jasper Station.

Marsh added that South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, filed an application with the Public Service Commission of South Carolina on July 1, 2004, requesting a 5.66 percent, or $81 million increase in retail electric base rates (based on an adjusted test year of March 31, 2004). That increase is largely associated with recovering construction and operating costs associated with the Jasper Station as well as costs related to mandatory environmental upgrades at the company's generating facilities. If approved, the new rates would go into effect in January 2005.

In its application, SCE&G also requested Commission approval of an accounting plan that would apply current and anticipated synthetic fuel tax credits to offset the cost of constructing the back-up dam at Lake Murray near Columbia, South Carolina. This $275 million project, which was mandated by the Federal Energy Regulatory Commission to help ensure the safety of the dam in the event of a major earthquake, is on budget and is scheduled for completion in 2005.


REGULATED OPERATIONS

South Carolina Electric & Gas Company

Reported earnings in the second quarter of 2004 at South Carolina Electric & Gas Company were $56 million, or 50 cents per share, compared to $40 million, or 36 cents per share, in the second quarter of 2003. The improvement was due primarily to the higher electric margin, which more than offset increases in operating and maintenance expenses, depreciation expense, and property taxes. At June 30, 2004, SCE&G was serving approximately 577,000 electric customers and 276,000 natural gas customers, up 2.4 percent and 2.1 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $4 million, or 3 cents per share, in the second quarter of 2004, compared to a loss of $2 million, or 2 cents per share, in the second quarter of 2003. That decline was mainly attributable to lower sales margins, due primarily to warmer weather. At June 30, 2004, PSNC Energy was serving approximately 388,000 customers, an increase of 3.1 percent over the last twelve months.

South Carolina Pipeline Corporation

South Carolina Pipeline, SCANA's intrastate natural gas transmission subsidiary, reported earnings of $3 million, or 3 cents per share, in the second quarter of 2004, up from $1 million, or 1 cent per share in the same quarter last year. That improvement was due primarily to higher margins from increased transportation volumes.


NON-REGULATED OPERATIONS

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas marketing business in Georgia, reported earnings of $3 million, or 3 cents per share, in the second quarter of 2004, unchanged compared to results in the second quarter of 2003. Higher sales margins resulting from customer growth and favorable market conditions were offset by higher operating and customer service expenses.

The number of customers served by SCANA Energy, including the 47,000 customers acquired from Energy America in March 2004, increased 19 percent over the past year to approximately 460,000 at June 30, 2004, strengthening the company's position as the second largest natural gas marketer in Georgia with about a 30 percent market share.

Corporate and Other

SCANA's corporate and other businesses reported combined earnings of $2 million, or 1 cent per share, in the second quarter of 2004, compared to breakeven results in the same quarter last year. Lower interest expense contributed to that improvement.


2004 EARNINGS OUTLOOK

The Company reaffirms its previous guidance that earnings per share in 2004 are expected to be in the range of $2.55 - $2.75 per share. The 2004 guidance assumes normal weather in the Company's electric and natural gas service areas during the second half of the year and excludes any potential gains or losses from investing activities or sales of certain assets. Other factors that may impact future earnings include changes in interest rates, the performance of the Company's pension plan assets, wholesale natural gas prices and other factors discussed in the Company's Securities and Exchange Commission filings. The Company's long-term goal is to achieve average annual growth in earnings per share of 4-6 percent over the next 3-5 years.
PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, South Carolina, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations, telecommunications and other energy-related businesses. The Company serves approximately 577,000 electric customers in South Carolina and more than one million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-374-2396 (US/Canada) and 1-706-679-5430 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. There is no password or I.D. number required. A tape recording of the conference call will be available approximately 2 hours after conclusion of the call through August 6, 2004. The telephone replay numbers are 1-800-642-1687 (US/Canada) and 1-706-645-9291 (International). The conference I.D. number for the telephone replay is 8570097. A transcript of the conference call will be available in the Investor Information section of the Company's web site.



All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at either of the following internet web sites: www.scana.com or www.videonewswire.com/SCG/072304. Participants should go to either of these web sites at least 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 6, 2004 on either of these web sites.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) regulatory actions or changes in the utility and non-utility regulatory environment, (3) changes in the economy, especially in areas served by the Company's subsidiaries, (4) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets, (5) growth opportunities for the Company's regulated and diversified subsidiaries, (6) the results of financing efforts, (7) changes in the Company's accounting policies, (8) weather conditions, especially in areas served by the Company's subsidiaries, (9) performance of and marketability of the Company's investments in telecommunications companies, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

                                      # # #


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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)

                                                 Three Months Ended                 Six Months Ended
                                                       June 30,                          June 30,
                                                  2004          2003                 2004       2003
                                                  ----          ----                 ----       ----
Operating Revenues:
  Electric                                        $434        $356            $  814            $ 692
  Gas-Regulated                                    188         193               614             620
  Gas-Non-regulated                                224         177               547             483
                                                   ---       -----               ---             ---
     Total Operating Revenues                      846         726             1,975           1,795
                                                   ---         ---             -----           -----

Operating Expenses:
  Fuel and purchased power                         140          96               248             187
  Gas purchased for resale                         335         293               906             865
  Other operation and maintenance                  144         141               298             285
  Depreciation and amortization                     66          60               129             120
  Other taxes                                       38          36                77              70
                                                    --          --                --              --
     Total Operating Expenses                      723         626             1,658           1,527
                                                   ---         ---             -----           -----

Operating Income                                   123         100               317             268
                                                   ---         ---               ---             ---

Other Income, Net                                   18          66                33              82

Interest Charges, Net                               51          51               101             102
Income Tax Expense                                  28          38                84              84
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                               -          (1)                -              (2)
Preferred Stock Cash Dividends
  of SCE&G                                          (2)         (2)               (4)             (4)
                                                  -----       -----               ---             ---

Net Income                                         $60         $74              $161            $158
                                                    --          --               ---             ---

Common Stock Data:
  Wtg. Avg. Common Shares Outstanding            111.2         110.8            111.0          110.8
  Basic and Diluted Reported Earnings
     per Share                                    $.54          $.67            $1.45          $1.42







<



Condensed Consolidated Balance Sheets
(Millions)  (Unaudited)
                                                   June 30,      December 31,
                                                     2004            2003
                                                     ----            ----
ASSETS
Utility Plant, Net                                   $6,536          $6,417
Other Property and Investments                          253             274
Current Assets                                          958             908
Deferred Debits                                         859             857
                                                   --------        --------
    Total Assets                                    $ 8,606          $8,456
                                                    -------          ------

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common Equity                                     $2,390          $2,306
  Preferred Stock                                      115             115
  Long-term Debt, Net                                3,180           3,225
                                                   -------           -----
    Total Capitalization                             5,685           5,646
                                                   -------           -----
Current Liabilities:
  Short-Term Borrowings                                168             195
  Current Portion of Long-Term Debt                    358             202
  Other Current Liabilities                            515             624
                                                       ---             ---
Total Current Liabilities                            1,041           1,021
                                                     -----           -----
Deferred Credits                                     1,880           1,789
                                                     -----           -----
    Total Capitalization and Liabilities            $8,606          $8,456
                                                    ------          ------


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Reported Earnings (Loss) per Share (GAAP Basis):
(Unaudited)
                                          Three Months Ended June 30,     Six Months Ended June 30,
                                              2004            2003           2004            2003
                                              ----            -----          ----            ----
SC Electric & Gas                            $.50             $.36          $ .99          $  .78
PSNC Energy                                  (.03)            (.02)           .17             .20
SC Pipeline                                   .03              .01            .06             .04
SCANA Energy-Georgia                          .03              .03            .22             .15
Corporate and Other Non-regulated, Net        .01              .29            .01             .25
                                              ---              ---           -----            ---
    Reported (GAAP) Earnings per Share       $.54             $.67          $1.45           $1.42
                                             ----               ----        -----           -----

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GAAP-Adjusted Net Earnings (Loss) per Share From Operations:
(Unaudited)
                                                           Three Months Ended June 30,    Six Months Ended June 30,
                                                              2004            2003            2004        2003
                                                              ----            -----           ----        ----
SC Electric & Gas                                             $.50           $.36             $.99      $  .78
PSNC Energy                                                   (.03)          (.02)             .17         .20
SC Pipeline                                                    .03            .01              .06         .04
SCANA Energy-Georgia                                           .03            .03              .22         .15
Corporate and Other Non-regulated, Net                         .01            .00              .01        (.04)
                                                               ---            ---              ---       -----
    GAAP-Adjusted Net Earnings from Operations per Share      $.54           $.38            $1.45        $1.13
                                                              ----           ----            -----        -----
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Variances in Reported Earnings per Share:
(Unaudited)
                                                                           Three Months Ended        Six Months Ended
                                                                                 June 30                 June 30
                                                                                 -------                 -------

2003 Basic and Diluted Reported Earnings Per Share                               $.67                     $1.42

Variances:
    Electric Margin                                                                .19                      .34
    Gas Margin                                                                     .00                      .09
    O&M Expense                                                                   (.01)                    (.07)
    Depreciation Expense                                                          (.03)                    (.05)
    Property Taxes                                                                (.02)                    (.04)
    Interest Expense (net of AFDC)                                                 .00                     .00
    Additional Shares Outstanding (Dilution)                                       .00                     .00
    Other, Net                                                                     .03                     .05
                                                                                   ---                     ---
       Variance in GAAP-Adjusted Net Earnings per Share From Operations            .16                      .32
    Gain on Sale of ITC Holding Company Investment                                (.33)                    (.33)
    Impairment Charge on Knology Investment                                        .04                      .04
                                                                                   ---                      ---
       Variance in Reported (GAAP) Earnings per Share                             (.13)                     .03
                                                                                  ----                      ---

2004 Basic and Diluted Reported Earnings Per Share                                $.54                     $1.45
                                                                                  ----                     -----

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Consolidated Operating Statistics

                                        Three Months Ended June 30,                 Six Months Ended June 30,
                                         2004       2003      % Change            2004      2003     % Change
                                         ----       ----      --------            ----      ----     --------
 Electric Operations:

   Sales (Million KWH):
      Residential                         1,833   1,604       14.3               3,665     3,312        10.7
      Commercial                          1,770   1,652        7.1               3,317     3,127         6.1
      Industrial                          1,722   1,656        4.0               3,349     3,236         3.5
      Other                                 134     124        8.1                 258       242         6.6
                                            ---     ---                            ---       ---
        Retail Sales                      5,459   5,036        8.4              10,589     9,917         6.8
      Wholesale                             704     426       65.3               1,618       948        70.7
                                            ---     ---                          -----       ---
        Total Sales                       6,163   5,462       12.8              12,207    10,865        12.4
                                          -----   -----                         ------    ------
  Customers                                                                        577       563         2.4
  (Period-End, Thousands)

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Natural Gas Operations:

  Sales (Thousand Dekatherms):
      Residential                         7,164   7,195        (0.4)            40,925    39,825         2.8
      Commercial                          6,795   6,725         1.0             22,757    22,190         2.6
      Industrial                         32,984  26,566        24.2             61,969    55,137        12.4
                                         ------  ------                         ------    ------
        Sales to Ultimate Consumers      46,943  40,486        15.9            125,651   117,152         7.3
      Sales for Resale                    2,074   1,870        10.9              4,410     9,354       (52.9)
      Transportation Volumes             14,741   9,315        58.3             29,969    17,005        76.2
                                         ------   -----                         ------    ------
        Total Sales                      63,758  51,671        23.4            160,030   143,511        11.5
                                         ------  ------                        -------   -------

  Customers                                                                     1,125      1,033         8.9
  (Period-End, Thousands)



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Weather Data - Electric Service Territory:

                                Three Months Ended June 30,                 Six Months Ended June 30,
                            Actual           Percent Change             Actual            Percent Change
                             2004       vs 2003       vs Normal          2004         vs 2003    vs Normal
                             ----       -------       ---------          ----         -------    ---------
  Heating Degree Days        105            7.1       (12.1)           1,468            6.2       10.6
  Cooling Degree Days        893           30.4        17.5              927           30.0       16.0


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Security Credit Ratings (as of 07/23/04):


                               Standard & Poor's              Moody's
                               -----------------              -------
                              Rating      Outlook        Rating      Outlook
SCANA Corporation:
  Corporate/Issuer Rating       A-        Stable         A3           Stable
  Senior Unsecured            BBB+        Stable         A3           Stable

South Carolina
Electric & Gas Company:
  Corporate/Issuer Rating      A-         Stable         A2           Stable
  Senior Secured               A-         Stable         A1           Stable
  Commercial Paper             A-2        Stable         P-1          Stable

PSNC Energy:
  Senior Unsecured             A-         Stable         A2           Stable
  Commercial Paper             A-2        Stable         P-1          Stable